CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-266239, 333-278547, 333-282992, 333-289498) and Form S-3 (Nos. 333-264972, 333-284534) of SoundHound AI, Inc. of our report dated March 2, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
March 2, 2026